Exhibit 4.e

CONFIDENTIAL

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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                             CONEXANT SYSTEMS, INC.,

                           NOVACOM TECHNOLOGIES LTD.,

     ERICSSON MICROELECTRONICS AB (formerly known as Ericsson Components AB)

                                       and

                             C. MER INDUSTRIES LTD.

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                         Dated as of September 22, 2000

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                                TABLE OF CONTENTS

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   Section 1.  Definitions...................................................2
   Section 2.  Required Registration.........................................5
   Section 3.  Liquidated Damages............................................8
   Section 4.  Registration Procedures.......................................8
   Section 5.  Expenses.....................................................10
   Section 6.  Indemnification..............................................10
   Section 7.  Information by Seller........................................12
   Section 8.  Delay of Registration........................................12
   Section 9.  Rule 144.....................................................12
   Section 10.  Termination of Conexant's Obligations.......................13
   Section 11.  Successors and Assigns......................................13
   Section 12.  Amendment and Waivers.......................................13
   Section 13.  Notices.....................................................13
   Section 14.  Headings....................................................14
   Section 15.  Construction................................................14
   Section 16.  Entire Agreement............................................14
   Section 17.  Governing Law...............................................15
   Section 18.  Consent to Jurisdiction.....................................15
   Section 19.  Counterparts................................................15

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                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT dated as of September 22, 2000 by and among Conexant Systems, Inc., a Delaware corporation ("Conexant"), Novacom Technologies Ltd., a private company organized under the laws of the State of Israel ("Novacom"), Ericsson Microelectronics AB, a company organized under the laws of the Kingdom of Sweden and formerly known as Ericsson Components AB ("Ericsson"), and C. Mer Industries Ltd., a public company organized under the laws of the State of Israel ("Mer", and, together with Novacom and Ericsson, each a "Seller" and collectively, the "Sellers").

                              PRELIMINARY STATEMENT

          In consideration of the mutual promises made in this Agreement, the parties, intending to become legally bound, hereby agree as follows:

          Section 1. Definitions.

          (a) For purpose of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement (as defined below), and the following terms shall have the meanings set forth below:

          "Accrued Liquidated Damages Amount" shall have the meaning set forth in Section 3(b) of this Agreement.

          "Affiliate" means, with respect to any specified person, an "affiliate", as defined in Rule 144 under the Securities Act, of such person.

          "Aggregate Closing Consideration" shall have the meaning set forth in the Purchase Agreement.

          "Amendment Effectiveness Deadline Date" shall have the meaning set forth in Section 2(e) of this Agreement.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

          "Conexant" shall have the meaning set forth in the preamble to this Agreement.

          "Conexant Stock" means shares of Common Stock, par value $1 per share, of Conexant (including the associated Preferred Share Purchase Rights).

          "Damages Accrual Period" shall have the meaning set forth in Section 3(b) of this Agreement.

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          "Effectiveness Period" means the period of two years from the Closing or such shorter period ending on the date that all Registrable Shares have ceased to be Registrable Shares.

          "Ericsson" shall have the meaning set forth in the preamble to this Agreement.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Indemnified Party" shall have the meaning set forth in Section 6(c) of this Agreement.

          "Indemnifying Party" shall have the meaning set forth in Section 6(c) of this Agreement.

          "Liquidated Damages Payment Amount" shall have the meaning set forth in Section 3(a) hereof.

          "Mer" shall have the meaning set forth in the preamble to this Agreement.

          "No-Review" shall have the meaning set forth in Section 2(a) of this Agreement.

          "Notice and Questionnaire" means a written notice delivered to Conexant containing substantially the information called for by the Form of Notice and Questionnaire attached as Exhibit A to this Agreement.

          "Notice Seller" means any Seller or permitted transferee of Seller that on any date has delivered a Notice and Questionnaire to Conexant on or prior to such date.

          "Novacom" shall have the meaning set forth in the preamble to this Agreement.

          "Payment Date" shall have the meaning set forth in Section 3(b) of this Agreement.

          "Prospectus" means the prospectus included in any registration statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

          "Purchase Agreement" means the Share and Option Sale and Purchase Agreement dated as of July 19, 2000 by and among Conexant, Novanet Semiconductor Ltd., a private company organized under the laws of the State of Israel, Novacom, Ericsson and Mer.

          The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

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          "Registrable Shares" means (y) all shares of Conexant Stock issued or issuable pursuant to the terms of the Purchase Agreement and (z) any and all securities issued or issuable with respect to such shares of Conexant Stock upon any stock split or stock dividend or into which such shares of Conexant Stock have been or may be converted or exchanged in connection with any merger, consolidation, recapitalization or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the registration statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or (iii) its sale to the public pursuant to Rule 144, and (B) as a result of the event or circumstance described in any of the foregoing clauses
(i) through (iii), the legend with respect to transfer restrictions required under the Purchase Agreement is removed or removable in accordance with the terms of the Purchase Agreement or such legend, as the case may be.

          "Registration Deadline" shall have the meaning set forth in Section 3(a) of this Agreement.

          "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Sellers" shall have the meaning set forth in the preamble to this Agreement.

          "Sellers' Account" shall have the meaning set forth in Section 3(a).

          "Shelf Registration Statement" shall mean the registration statement referred to in Section 2(a) of this Agreement or any registration statement substituted by Conexant therefor pursuant to Sections 2(c) or 2(d) of this Agreement.

          "Suspension Period" shall have the meaning set forth in Section 2(b) of this Agreement.

          (b) The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections and Exhibits shall be deemed references to Sections of and Exhibits to this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement

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to a "day" or a number of "days" (without explicit reference to "Business Days")
shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

          Section 2. Required Registration.

          (a) Conexant shall prepare and file or cause to be prepared and filed with the SEC as soon as practicable, but in any event within thirty (30) days after the Closing Date, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Sellers thereof of all of the Registrable Shares (a "Shelf Registration Statement"). Each Shelf Registration Statement shall be on Form S-3 or another appropriate short-form registration statement permitting registration of such Registrable Shares for resale by such Sellers in accordance with the methods of distribution elected by the Sellers and set forth in such Shelf Registration Statement. Conexant shall use its commercially reasonable efforts to cause each Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable after the filing thereof with the SEC, but in any event within one hundred and twenty
(120) days after the Closing Date and to keep such Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. Notwithstanding the foregoing, in the event that the staff of the SEC notifies Conexant or its counsel (whether orally or in writing) that a Shelf Registration Statement will not be reviewed ("No-Review"), Conexant shall notify each Seller within five (5) Business Days of such notification and use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective (including by requesting acceleration of the effectiveness of the Shelf Registration Statement) no later than ten (10) days after receipt of such notification from the staff of the SEC.

          At the time a Shelf Registration Statement is declared effective, each Seller that became a Notice Seller on or prior to the date five (5) Business Days prior to such time of effectiveness shall be named as a selling securityholder in such Shelf Registration Statement and the related Prospectus in such a manner as to permit such Seller to deliver such Prospectus to purchasers of Registrable Shares in accordance with applicable law.

          In the event that any public offering pursuant to this Agreement shall involve, in whole or in part, an underwritten offering (which shall require the prior consent of Conexant, which consent shall not be unreasonably withheld), Conexant shall have the right to designate an internationally recognized underwriter or underwriters as the lead or managing underwriter(s) of such underwritten offering who shall be reasonably acceptable to Sellers owning a majority of the Registrable Shares proposed to be sold in such underwritten offering. Each Seller agrees that if such Seller's Registrable Shares, or any portion thereof, are sold in any public offering involving, in whole or in part, an underwritten offering, then such Seller will enter into a customary underwriting agreement with the underwriter(s) selected pursuant to the preceding sentence.

          Notwithstanding the foregoing, Conexant may delay filing any Shelf Registration Statement and may withhold efforts to cause such Shelf Registration Statement to become

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effective if Conexant determines in good faith that such filing or effectiveness might (1) interfere with or affect the negotiation or completion of any transaction or other material event that is being contemplated by Conexant (whether or not a final decision has been made to undertake such transaction at the time the right to delay is exercised), or (2) involve initial or continuing disclosure obligations that might not be in the best interest of Conexant or its shareowners. Conexant may exercise such right to delay the filing or effectiveness of each registration statement one time and may delay the filing or effectiveness of such Shelf Registration Statement for not more than sixty
(60) days beyond the relevant period set forth in the first paragraph of this
Section 2(a); provided that such delay shall have no effect on the liquidated damages provided in Section 3.

          (b) Following the effectiveness of a Shelf Registration Statement filed pursuant to this Section 2, Conexant may suspend at any time the availability of such Shelf Registration Statement and the related Prospectus upon and continuing until the discontinuation of (i) the issuance by the SEC of a stop order with respect to such Shelf Registration Statement or the initiation of proceedings with respect to such Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact as a result of which (A) any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the occurrence or existence of any pending corporate development, including without limitation any such development that may (y) interfere with or affect the negotiation or completion of any transaction or other material event that is being contemplated by Conexant (whether or not a final decision has been made to undertake such transaction at the time the right to suspend is exercised) or (z) involve initial or continuing disclosure obligations that might not be in the best interest of Conexant or its shareowners, that, in the reasonable discretion of Conexant, makes it appropriate to suspend the availability of any Shelf Registration Statement and the related Prospectus (each of (i), (ii) and (iii) above is hereinafter referred to as a "Suspension Period"); provided that the duration of a Suspension Period under subsections (ii) and (iii) shall not extend beyond thirty (30) days. Notwithstanding the foregoing, Conexant shall be limited to no more than three Suspension Periods under subsections (ii) and
(iii) above in any rolling 12-month period. Conexant shall use its reasonable efforts to end any Suspension Period as promptly as practicable under the circumstances and, in the case of subsection (iii) above, as soon as, in the discretion of Conexant, such suspension is no longer appropriate.

          Provided that a Seller has timely delivered to Conexant a Notice and Questionnaire, Conexant shall be obligated to notify such Seller in writing of the existence of a Suspension Period. Upon receipt of any notice from Conexant of a Suspension Period, the Sellers shall immediately discontinue any disposition of Registrable Shares until the earlier of (1) the end of the Suspension Period, (2) such time as the Sellers (i) are advised in writing by Conexant that the use of the applicable Prospectus may be resumed and (ii) have received copies of a supplemental or amended Prospectus, if applicable, or (3) such time as such Seller is eligible to dispose of such Registrable Shares pursuant to an exemption from the registration requirements of the Securities Act.

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          (c) The Sellers acknowledge that Conexant's obligations under this
Section 2 may be satisfied, in Conexant's sole discretion, by the inclusion of the Registrable Shares in any eligible registration statement filed by Conexant for the benefit of any of its shareowners other than the Sellers or by the amendment of any existing shelf registration statement.

          (d) In the event that any Shelf Registration Statement shall cease to be effective, Conexant shall promptly prepare and file a new registration statement covering the Registrable Shares previously covered by such Shelf Registration and shall use its commercially reasonable efforts to have such registration statement declared effective as soon as possible, provided that such new registration statement shall not affect Conexant's obligation to pay the liquidated damages provided under this Agreement. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

          (e) Each Seller who wishes to sell Registrable Shares pursuant to a Shelf Registration Statement and related Prospectus agrees that it will do so only in accordance with Section 2(b) and this Section 2(e). Each Seller wishing to sell Registrable Shares pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to Conexant at least five (5) Business Days prior to any intended distribution of Registrable Shares under such Shelf Registration Statement (or prior to the effectiveness of the Shelf Registration Statement, five (5) Business Days prior to the date the Shelf Registration Statement is expected to be declared effective). From and after the date any Shelf Registration Statement is declared effective, Conexant shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, if required by applicable law, file with the SEC a post-effective amendment to such Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Seller delivering such Notice and Questionnaire is named as a selling securityholder in such Shelf Registration Statement and the related Prospectus in such a manner as to permit such Seller to deliver such Prospectus to purchasers of the Registrable Shares in accordance with applicable law and, if Conexant shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; provided that if such Notice and Questionnaire is delivered during a Suspension Period, Conexant shall take the actions set forth above as promptly as practicable upon expiration of the Suspension Period. Notwithstanding anything contained herein to the contrary, (i) Conexant shall be under no obligation to name any Seller that is not a Notice Seller as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Suspension Period if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.

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          Section 3. Liquidated Damages.

          (a) If the Shelf Registration Statement has not been declared effective by the SEC on or prior to the 120th day after the Closing Date (the "Registration Deadline") and notwithstanding any delay in the filing or effectiveness of the Shelf Registration Statement permitted pursuant to the last paragraph of Section 2(a), Conexant shall deposit in an account designated by the Sellers, for the benefit of the Sellers (the "Sellers' Account"), on the next Business Day following the date of the Registration Deadline, as liquidated damages and not as penalty, an amount equal to one-half of one percent (0.5%) of the Aggregate Closing Consideration (the "Liquidated Damages Payment Amount").

          (b) Commencing on (and including) the first day after the Registration Deadline and ending on (but excluding) the date on which the Shelf Registration Statement is declared effective by the SEC (the "Damages Accrual Period"), the Company agrees to pay, as liquidated damages and not as penalty, an amount (the "Accrued Liquidated Damages Amount"), payable on the last Business Day of each calendar month in the Damages Accrual Period (the "Payment Date") (or, in respect of the final Accrued Liquidated Damages Amount payable, on the first Business Day immediately following the end of the Damages Accrual Period), accruing, for each portion of such Damages Accrual Period beginning on (and including) a Payment Date (or, in respect of the first time an Accrued Liquidated Damages Amount is payable to the Sellers, beginning on (and including) the first day after the Registration Deadline) and ending on (but excluding) the first to occur of (i) the date of the end of the Damages Accrual Period and (ii) the next Payment Date, at a rate per annum equal to six percent (6%) of the Aggregate Closing Consideration. On each Payment Date, Conexant shall deposit the Accrued Liquidated Damages Amount payable pursuant to this
Section 3(b) in the Sellers' Account.

          Section 4. Registration Procedures. When Conexant effects the registration of the Registrable Shares under the Securities Act pursuant to
Section 2 hereof, Conexant will, at its expense, as promptly as practicable:

          (a) Subject to Section 2(e) and in accordance with the Securities Act and the rules and regulations of the SEC, prepare and file with the SEC such amendments to each Shelf Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period and such Shelf Registration Statement and Prospectus accurate and complete for the Effectiveness Period;

          (b) Furnish to the Sellers such reasonable number of copies of each Shelf Registration Statement (including exhibits), any preliminary or final Prospectus, any amendment or supplement to any of the foregoing and such other documents as the Sellers may reasonably request in order to facilitate the public offering of the Registrable Shares;

          (c) Use its commercially reasonable efforts to register or qualify the Registrable Shares covered by any Shelf Registration Statement and to maintain such registration or qualification under such state securities or blue sky laws as any of the Sellers shall reasonably request and do any and all other reasonable acts and things that may be necessary or, advisable to enable a Seller to consummate the disposition of the Sellers' Registrable Shares in such

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jurisdiction, except that Conexant shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (d) Notify the Sellers, (i) promptly after it shall receive notice thereof, of the date and time when any Shelf Registration Statement and each post-effective amendment thereto has become effective and (ii) of the initial filing of any Shelf Registration Statement with the SEC;

          (e) Notify the Sellers promptly of any request by the SEC for the amending or supplementing of any Shelf Registration Statement or Prospectus or for additional information;

          (f) Notify each Seller, at any time when a Prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, of any event which would cause any such Prospectus or any other Prospectus as then in effect to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC, and promptly notify the Sellers of the filing of, such amendments or supplements to any Shelf Registration Statement or Prospectus as may be necessary to correct any such statements or omissions;

          (g) Advise the Sellers, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (h) Use its commercially reasonable efforts to list or qualify all Registrable Shares covered by any Shelf Registration Statement on any securities exchange or inter-dealer quotation system on which the Conexant Stock is then listed or quoted;

          (i) Permit a single firm of counsel designated by the Sellers (which initially shall be Brobeck, Phleger & Harrison LLP) a reasonable period of time prior to the filing of the Shelf Registration Statement with the SEC to review any Shelf Registration Statement, and shall not file such Shelf Registration Statement in a form to which such counsel reasonably objects;

          (j) Provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.;

          (k) Furnish promptly to the Sellers copies of all written communication between the Company (including its counsel) and the SEC with respect to the Shelf Registration Statement not otherwise set forth above; and

          (l) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its Sellers, as soon as reasonably practicable, an earning statement covering the period of at least 12 months, beginning with the first full calendar month after the effective date of each Shelf Registration Statement,

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which earnings statement shall satisfy the provisions of Section 11(a) of the
Securities Act and Rule 158 thereunder.

          Section 5. Expenses. With respect to any registration effected pursuant to Section 2 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith, including the reasonable fees and expenses of one firm of counsel for the Sellers, shall be borne by Conexant; provided, however, that the Sellers shall bear their own underwriting discounts or commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sales of securities by such Sellers.

          Section 6. Indemnification.

          (a) By Conexant. Conexant will indemnify each Seller and each of its officers, directors, stockholders, partners, employees and agents and each person controlling such Seller within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (including reasonable attorneys' fees), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Shelf Registration Statement or Prospectus (including, in each case, all documents incorporated by reference therein, as such documents may have been updated by later dated documents), or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Conexant of any rule or regulation promulgated under the Securities Act applicable to Conexant and relating to action or inaction required of Conexant in connection with any such registration, qualification or compliance; provided, however, that Conexant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Conexant by such Seller and stated to be specifically for use therein or by a Seller's failure to deliver a copy of the relevant Prospectus or any amendments or supplements thereto after Conexant has furnished that Seller or any underwriter with copies of the same. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, Conexant will indemnify the underwriters, their officers and directors and each such person who controls the underwriters (within the meaning of Section 15 of the Securities Act), to the extent customary in such agreements.

          (b) By the Sellers. Each Seller will, if Registrable Shares held by such Seller are included in the securities as to which such registration is being effected, indemnify Conexant, each of its directors, officers, stockholders, partners, employees and agents and each person who controls Conexant within the meaning of Section 15 of the Securities Act, and each other such Seller, each of its officers, directors, partners, employees and agents and each person controlling such Seller within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in

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settlement of any litigation (including reasonable attorneys' fees), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Shelf Registration Statement or Prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Shelf Registration Statement or Prospectus, in reliance upon and in conformity with written information furnished to Conexant by such Seller and stated to be specifically for use therein; provided, however, that the obligation to indemnify will be individual to each Seller and shall be limited to an amount equal to the net proceeds received by such Seller of Registrable Shares sold in connection with such registration. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each Seller, severally and not jointly, will indemnify the underwriters, their officers and directors and each person who controls the underwriters (within the meaning of Section 15 of the Securities Act), to the extent customary in such agreements; provided, however, that the obligation to indemnify will be individual to each Seller and shall be limited to an amount equal to the net proceeds received by such Seller of Registrable Shares sold in connection with such registration.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) The parties hereto agree that it would not be just and equitable if contribution pursuant this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). Notwithstanding anything herein to the contrary, no participating holder of Registrable Shares will be required to contribute any amount in excess of the amount by which the net proceeds received by such participating holder from the sale of Registrable Shares pursuant to the Shelf Registration Statement exceeds the amount of any damages that such participating Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (g) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of the Indemnified Party and will survive the completion of any offering of Registrable Shares in any Shelf Registration Statement under this Agreement.

          Section 7. Information by Seller. The Seller or Sellers wishing to sell any Registrable Shares in any registration shall furnish to Conexant such information regarding such Seller or Sellers and the distribution proposed by such Seller or Sellers as Conexant may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          Section 8. Delay of Registration. The Sellers shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of these registration rights.

          Section 9. Rule 144. Conexant agrees that it will use its best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by Conexant under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time, to enable each Seller to sell Registrable

Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the SEC, until the earlier to occur of the date (a) the Registrable Shares covered thereby have been sold pursuant to a Shelf Registration Statement or (b) by which each Seller may sell all of its or his Registrable Shares covered thereby under Rule 144(k). Conexant also agrees to furnish to each Seller forthwith upon request any information which such Seller may reasonably request in availing itself of Rule 144.

          Section 10. Termination of Conexant's Obligations. Conexant shall have no obligations to register or maintain any Shelf Registration Statement governing Registrable Shares and no penalties or liquidated damages will accrue or be payable as a result of such failure to register or maintain any Shelf Registration Statement, (a) if all Registrable Shares have been registered and sold pursuant to a Shelf Registration Statement effected pursuant to this Agreement or (b) with respect to any particular Seller, at such time as all Registrable Shares held by such Seller may be sold under Rule 144(k), as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such Rule.

          Section 11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Shares are transferred in accordance with the restrictions on transfer provisions of Section 2.7 of the Purchase Agreement.

          Section 12. Amendment and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless agreed upon in writing by Conexant, the holders of a majority of the Registrable Shares and the holders of a majority of the Registrable Shares held by the Sellers.

          Section 13. Notices. All notices and other communications required or permitted to be given by any provision of this Agreement or any other Transaction Document shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a party from time to time by like notice to the other party:

          (a)  If to Conexant:

               Conexant Systems, Inc.
               4311 Jamboree Road
               Newport Beach, California  92660-3095

               Attention:     Dennis E. O'Reilly, Esq.
                              Senior Vice President,
                                General Counsel and
                                Secretary
               Telecopy:      (949) 483-3206

               with a copy to:

               Chadbourne & Parke LLP
               30 Rockefeller Plaza
               New York, New York  10112

               Attention:     Peter R. Kolyer, Esq.
               Telecopy:      (212) 541-5369

          (b) If to any Seller, at the address set forth below such Seller's name on the signature page hereof.

All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by facsimile (with acknowledgment received), three (3) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested or two (2) Business Days after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

          Section 14. Headings. The table of contents and section headings contained in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

          Section 15. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          Section 16. Entire Agreement. This Agreement and the other Transaction Documents collectively constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

          Section 17. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          Section 18. Consent to Jurisdiction.

          (a) Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the courts of the State of New York located in the City of New York and (ii) the United States District Court for the Southern District of New York for the purposes of any legal proceedings arising out of this Agreement (and agrees not to commence any legal proceedings relating hereto except in such courts). Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any legal proceedings arising out of this Agreement in (i) the courts of the State of New York located in the City of New York or (ii) the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceedings brought in any such court has been brought in an inconvenient forum.

          (b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE SELLERS OR CONEXANT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                             CONEXANT SYSTEMS, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             NOVACOM TECHNOLOGIES LTD.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
                                                4 Hacharoshet Street
                                                Ra'anana 43657, Israel
                                                Telecopy: +972-9-7717518

                                             ERICSSON MICROELECTRONICS AB
                                                (formerly known as Ericsson
                                                Components AB)


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
                                                Torshamnsgatan 39, Kista
                                                SE-16480 Stockholm, Sweden
                                                Telecopy: +46-8-757-56-56

                                             C. MER INDUSTRIES LTD.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
                                                5 Hatzoref Street
                                                Holon 58856, Israel
                                                Telecopy: +972-3-5567904

                                                                      Exhibit A

                             CONEXANT SYSTEMS, INC.

                        FORM OF NOTICE AND QUESTIONNAIRE

          The undersigned beneficial owner of Common Stock, par value $1.00 (the "Conexant Stock") of Conexant Systems, Inc. ("Conexant") understands that Conexant has filed or intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Conexant Stock issued or issuable (the "Registrable Securities") pursuant to the Share and Option Sale and Purchase Agreement dated as of July 18, 2000 by and among Conexant, Novanet Semiconductor Ltd. ("Novanet"), Novacom Technologies Ltd. ("Novacom"), Ericsson Microelectronics AB ("Ericsson") and C. Mer Industries Ltd. ("Mer") in connection with the purchase by Conexant of all equity securities of Novanet in accordance with the terms of the Registration Rights Agreement dated as of September 22, 2000 among Conexant, Novacom, Ericsson and Mer (the "Registration Rights Agreement"). All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

          Each beneficial owner of Conexant Stock is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Conexant Stock generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). BENEFICIAL OWNERS THAT DO NOT COMPLETE THIS NOTICE AND QUESTIONNAIRE AND DELIVER IT TO CONEXANT AS PROVIDED BELOW WILL NOT BE NAMED AS SELLING SECURITYHOLDERS IN THE PROSPECTUS AND THEREFORE WILL NOT BE PERMITTED TO SELL ANY REGISTRABLE SECURITIES PURSUANT TO THE SHELF REGISTRATION STATEMENT. BENEFICIAL OWNERS ARE ENCOURAGED TO COMPLETE AND DELIVER THIS NOTICE AND QUESTIONNAIRE AS SOON AS POSSIBLE AND PRIOR TO THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT SO THAT SUCH BENEFICIAL OWNERS MAY BE NAMED AS SELLING SECURITYHOLDERS IN THE RELATED PROSPECTUS AT THE TIME OF EFFECTIVENESS. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, Conexant will, as promptly as practicable but in any event within ten Business Days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities. Conexant has agreed to pay liquidated damages pursuant to the Registration Rights Agreement under certain circumstances.

          Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, beneficial owners of Conexant Stock are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

                                     NOTICE

          The undersigned beneficial owner (the "Selling Securityholder") of Conexant Stock hereby gives notice to Conexant of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

                                  QUESTIONNAIRE

1.  (a)    Full Legal Name of Selling Securityholder:

    ---------------------------------------------------------------------------

    (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

    ---------------------------------------------------------------------------

    (c) Full Legal Name of Broker (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) are held:

    ---------------------------------------------------------------------------

2.  Address for Notices to Selling Securityholders:

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------
    Telephone:
              -----------------------------------------------------------------
    Fax:
        -----------------------------------------------------------------------

    Contact Person:

    ---------------------------------------------------------------------------

3.  Beneficial Ownership of Conexant Stock:

    Number of Shares of Registrable Securities Beneficially Owned:

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

4.  Beneficial Ownership of other Conexant securities owned by the Selling
    Securityholder:

    Except as set forth below in this Item (4) and Conexant Stock or Options held under Conexant's employee benefit plans, the undersigned is not the beneficial or registered owner of any securities of Conexant other than the Registrable Securities listed above in Item (3).

    (a)    Type and amount of Other Securities Beneficially Owned by the Selling
           Securityholder:

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

    (b)    CUSIP No(s). of such Other Securities beneficially owned:

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

5.  Relationship with Conexant:

    Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Conexant (or its predecessors or affiliates) during the past three years other than as an employee of Conexant.

    State any exceptions here:

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

6.  Plan of Distribution:

    Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions)
    (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

    State any exceptions here:

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

    Note: Except as provided in the Registration Rights Agreement, in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Conexant.

    The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

    The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, Conexant has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

    By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Conexant in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus and agrees to promptly notify Conexant of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

                                             Beneficial Owner

                                             By:
                                                -------------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

     PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO CONEXANT AT:

                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                    Attention: Senior Vice President, General
                              Counsel and Secretary

                                   copies to:
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                           Attn: Peter R. Kolyer, Esq.